Exhibit 99.1

Metagenomi Reports Business Updates and First Quarter 2025 Financial Results

- Nonhuman primate (NHP) study in hemophilia A demonstrated therapeutically relevant factor VIII (FVIII) activity with durable response through approximately 19 months with an encouraging safety profile

- Well capitalized with $226.0 million in cash, cash equivalents and available-for-sale marketable securities as of March 31, 2025 with runway anticipated to support operations into 2027

EMERYVILLE, Calif., May 13, 2025 (GLOBE NEWSWIRE) – Metagenomi, Inc. (Nasdaq: MGX), a precision genetic medicines company committed to developing curative therapeutics for patients using its proprietary gene editing toolbox, today reported financial results for the quarter ended March 31, 2025, and provided business updates.

“We are excited about the transformative potential of our AI-driven metagenomics platform across multiple indications in our pipeline,” said Brian C. Thomas, PhD, CEO and founder of Metagenomi. “For our lead program in hemophilia A, we are encouraged by the additional durability of response data demonstrating sustained FVIII activity at therapeutically relevant levels throughout our completed study of approximately 19 months in NHPs. Looking ahead, we plan to leverage these findings to inform the strategy for our MGX-001 program moving forward. Further, we remain well capitalized with cash runway anticipated to support our operations through key milestones into 2027.”

First Quarter 2025 Updates

Business Updates

Hemophilia A Program – approximately 19-month durability results in NHP

•
Results of the NHP study demonstrate that FVIII activity was consistent at therapeutically relevant levels over the approximately 19-month study duration.
•
Mean FVIII activity of months 12-19 following lipid nanoparticle dosing was 75%, 8% and 29% in animals 1001, 1002 and 1003, respectively.
o
At the 19-month or final measured time point, FVIII levels were 80%, 10% and 32% in each of the three animals, respectively.
•
Plasma FVIII activity levels of 80%, 10% and 32% of normal correlated with gene integration frequency of 5.3%, 0.89% and 2.5% in animals 1001, 1002 and 1003, respectively, as measured in the liver at termination.
•
One animal died prematurely from an intussusception of the colon at 17.8 months post LNP, which was assessed to be unrelated to treatment.

•
The FVIII knock-in was achieved with transient elevation of liver transaminases at the time of AAV and LNP administration, and with no other clinically relevant safety findings assessed as related to treatment.
•
There was no impact to circulating albumin levels and no significant change in total bilirubin post AAV and LNP.

Additional emerging data relating to MGX-001 using a bioengineered FVIII construct in NHPs has, to date, demonstrated FVIII activity higher than expected. Full data collection is ongoing, and the Company expects to conduct additional studies and/or consider alternatives to this bioengineered FVIII construct.

Platform Technology Updates

•
Publication in Nature Communications describing novel compact CRISPR-associated transposases (CAST) systems which demonstrated integration of a large, therapeutically relevant gene into the genome of human cells, discovered and enabled by Metagenomi's AI-driven metagenomics platform.
o
The study demonstrated integration of multiple cargoes to a known safe-harbor site in the human genome, illustrating the site-specific, programmable, and versatile attributes of the system.
o
Expression of the compact CAST system from a single 'all-in-one' mRNA design represents a first-in-class approach to simplifying delivery for therapeutic applications. Future work will focus on expanding capabilities and optimizing the system for clinical applications, with additional advancements expected in 2025.

Additional details on Metagenomi programs, including the Company’s Hemophilia A program, technology platform and anticipated milestones can be found in the corporate presentation on the Metagenomi website, and in the Quarterly Report on Form 10-Q filed on March 13, 2025 with the SEC.

Upcoming Medical Meetings

Metagenomi plans to participate in the following scientific conferences during the second quarter of 2025:

•
ASGCT 28th Annual Meeting in New Orleans, LA

Abstract Titles:

•
In Vivo Genome Editing with an Ultra-Compact Type V Nuclease for All-In-One AAV Delivery
•
Site-Specific Integration of Therapeutic Transgenes with a Type V-K CAST System Engineered for Efficient and Targeted Human Genome Editing
•
A Compact and Potent Type II CRISPR System for CNS Gene Knockdown via AAV Delivery

Date & Time: Tuesday, May 13, 2025, 6:00 p.m. CT

•
TIDES USA 2025 Meeting in San Diego, CA

Abstract Title: AI-Guided Metagenomic Discovery of Compact CRISPR Systems for In Vivo

Therapeutic Genome Editing

Date & Time: Thursday, May 22, 2025, 2:30 p.m. PT

First Quarter 2025 Financial Results

Cash Position: Cash, cash equivalents, and available-for-sale marketable securities were $226.0 million as of March 31, 2025, which is anticipated to support operations into 2027.

R&D Expenses: Research and development (R&D) expenses were $25.1 million for the quarter ended March 31, 2025, compared to $31.4 million for the comparable period in 2024.

G&A Expenses: General and administrative (G&A) expenses were $6.8 million for the quarter ended March 31, 2025, compared to $8.8 million for the comparable period in 2024.

About Hemophilia A

Hemophilia A is the most common X-linked inherited bleeding disorder, caused by a large variety of mutations in the FVIII gene leading to a loss of functional FVIII protein. Intracranial bleeding is of greatest concern as this can lead to major morbidity and mortality. Bleeding into joints leads to cumulative joint damage and is a major cause of morbidity. Diagnosis of severe disease typically occurs in infancy due to exaggerated bleeding in response to minor injury or routine medical procedures. Prevalence is estimated to be up to 26,500 patients in the US and more than 500,000 patients globally according to the World Federation of Hemophilia, with the vast majority of patients being male.

About Metagenomi

Metagenomi is a precision gene editing company leveraging the power of artificial intelligence and machine learning to develop the next generation of potentially curative genome editing therapeutics. Its metagenomics-derived gene editing toolbox has analyzed over 7.4 billion proteins and has the potential to target any type of genetic mutation across the entire human genome. The Company’s innovative and comprehensive platform has full spectrum gene editing, with technologies ranging from ultra-small nucleases and base editors to large gene integrations using CRISPR-associated transposase (CAST) and RNA-Mediated Integration Systems (RIGS). The Company’s lead, wholly-owned development program in Hemophilia A is a potentially curative therapy designed to provide life-long protection from bleeding events and joint damage in adults and children. The Company has additional wholly-owned assets in its pipeline for secreted protein deficiencies and partnered assets for cardiometabolic diseases. For more information, please visit https://metagenomi.co.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as  “anticipate,”  “believe,”  “could, ”“estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions include, but are not limited to, any statements relating to our product development programs, including the timing of and our ability to conduct IND-enabling studies, make regulatory filings such as INDs, statements concerning the potential of therapies and product candidates, statements concerning our anticipated cash runway, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of IND submissions and starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation and the current regulatory environment; patent and intellectual property matters; competition; as well as other risks described in “Risk Factors,” in our most recent Form 10-K and other risk factors set forth from time to time in our filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor Contacts:

Stephen Jasper

Gilmartin Group

stephen@gilmartinir.com

or

Kiki Patel, PharmD

Gilmartin Group

kiki@gilmartinir.com

Condensed Financial Statements

Condensed Balance Sheet Data

(Unaudited)

	March 31,	December 31,
(in thousands)	2025	2024
Cash, cash equivalents and available-for-sale marketable securities	$225,970	$248,307
Total assets	$297,866	$324,599
Total liabilities	$85,208	$89,742
Redeemable convertible preferred stock	$—	$—
Total stockholders’ equity	$212,658	$234,857
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$297,866	$324,599

Condensed Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2025	2024
Collaboration revenue	$4,127	$11,159
Operating expenses:
Research and development	25,142	31,439
General and administrative	6,805	8,752
Total operating expenses	31,947	40,191
Loss from operations	(27,820)	(29,032)
Other income (expense):
Interest income	2,887	3,934
Other expense, net	(8)	(50)
Total other income, net	2,879	3,884
Net loss before provision for income taxes	(24,941)	(25,148)
Provision for income taxes	(98)	—
Net loss	$(25,039)	$(25,148)
Net loss per share attributable to common stockholders, basic and diluted	$(0.68)	$(1.19)
Weighted average common shares outstanding, basic and diluted	37,019,027	21,137,868